Omnicity -- Bringing Broadband to the Heartland

RUSHVILLE, IN -- (Marketwire - February 18, 2009) - Omnicity Corp (OTCBB: OMCY) (the "Company" or "Omnicity") is pleased to announce that, effective on February 16, 2009, the Company has now completed its previously announced (December 29, 2008) Agreement and Plan of Merger, as entered into among the Company, Omnicity Acquisition Co. and Omnicity Incorporated and pursuant to which the Company has now acquired from the shareholders of Omnicity Incorporated all of the issued and outstanding shares and warrants of Omnicity Incorporated in consideration of, among other matters, the issuance from treasury by the Company of an aggregate of 23,000,000 restricted common shares.

About Omnicity:

Omnicity, Corp. -- www.omnicitycorp.com -- provides broadband access, including advanced services of voice video and data, in un-served and underserved small and rural markets in the Midwestern United States and is planning to be the premier consolidator of rural market broadband nationwide. Omnicity's strategy is to provide a total broadband solution and be the leading rural wireless internet service provider (WISP) in the United States.

Omnicity's value proposition is providing internet access in rural America at significantly lower cost than wire or fiber optics. In the future Omnicity will also provide other value-added services for its customers including telecommunication (VOIP) and video on demand.

Since its inception in 2003, Omnicity has grown rapidly to the largest rural ISP in the Midwest through acquisitions and organic growth. Management plans to accelerate its rapid growth through ongoing acquisitions of smaller regional service providers and continued organic growth.

Omnicity has proven its business model to be highly successful on a regional basis and is planning to grow nationally through a strategic alliance with the nation-wide Rural Electric Membership Cooperatives (REMCs) and regional governments. In addition to extending its reach geographically, Omnicity plans to expand its offering to a 'bundled' total broadband solution. The combination of these two strategies provides an opportunity for increasing subscribers and increasing revenues per subscriber for the foreseeable future. Management estimates the market for rural and small market service to be approximately 40 million homes.

Omnicity's business is highly scalable and uses industry standard equipment. This allows for efficient use of capital and low overhead. The use of a centralized billing and management system further improves the operating efficiencies of the consolidated businesses.

Omnicity has an experienced management team with extensive wireless broadband/ISP expertise as well as the expertise to consolidate large numbers of businesses through its roll-up strategy.

Material Corporate Transactions:

In conjunction with and as a consequence of the Closing of the Agreement and Plan of Merger the following material corporate transactions have also now occurred:

(a) an aggregate of 33,880,000 issued and outstanding common shares of the Company, owned by the founder Don Prest, have been returned to treasury to be cancelled effective February 12, 2009;

(b) the following changes have now occurred, effective at February 12, 2009, to the resulting Board and executive officers of the Company:

Director/Officer Position with the Company:

Richard Beltzhoover - Chairman, CEO and a director
Greg Jarman - President, COO and a director
Don Prest - CFO and a director
David Bradford - VP of Corporate Development and a director
Paul Brock - director
Robert Pearson - director

The securities of the Company represented by the Company's Closing of its Share Exchange and the completion of its Unit Private Placement will not and have not been registered under the Act or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For additional information please visit our website - www.omnicitycorp.com or contact:

Janine Shockley
1-866-401-0130
ir@omnicitycorp.com